UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 17, 2014

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Directors.

On October 17, 2014, the Board of Directors (the “Board”) of Amgen Inc. (the “Company”) appointed R. Sanders Williams as a director of the Company, effective immediately. Dr. Sanders is the President of Gladstone Institutes, a non-profit biomedical research enterprise, and its Robert W. and Linda L. Mahley Distinguished Professor of Medicine, both since 2010. He is also a Professor of Medicine at the University of California, San Francisco since 2010. Prior to this, Dr. Williams served as Senior Vice Chancellor of the Duke University School of Medicine from 2008 to 2010 and Dean of the Duke University School of Medicine from 2001 to 2008. He was the founding Dean of the Duke-NUS Graduate Medical School Singapore from 2003 to 2008 and served on its Governing Board from 2003 to 2010. From 1990 to 2001, Dr. Williams was Chief of Cardiology and Director of the Ryburn Center for Molecular Cardiology at the University of Texas, Southwestern Medical Center. Dr. Williams has been a director of the Laboratory Corporation of America Holdings, a diagnostic technologies company, since 2007. Dr. Williams was a director of Bristol-Meyers Squibb Company, a pharmaceutical company, from 2006 until 2013. Dr. Williams has served on the board of directors of the Gladstone Foundation, a non-profit institution that is distinct from Gladstone Institutes, since 2012 and on the board of trustees of the Exploratorium, a non-profit science museum and learning center located in San Francisco, since 2011.

Dr. Williams will serve as a member of the Corporate Responsibility and Compliance Committee and the Governance and Nominating Committee of the Board.

There are no transactions between Dr. Williams (or any member of his immediate family) and the Company (or any of its subsidiaries) and there is no arrangement or understanding between Dr. Williams and any other persons or entities pursuant to which Dr. Williams was appointed as a director of the Company.

Upon his appointment to the Board, Dr. Williams became entitled to receive a pro-rated portion of the annual retainer of $100,000 through December 31, 2014 and will receive $2,000 for each committee meeting he attends in person ($1,000 for telephonic attendance). In accordance with the Company’s policy, Dr. Williams will also be entitled to reimbursement of his expenses incurred in connection with attendance at Board and committee meetings and conferences with our senior management. Further, under the provisions of the Company’s 2009 Director Equity Incentive Program, as Amended and Restated December 13, 2012, effective January 1, 2013, and 2009 Equity Incentive Plan, non-employee directors receive an annual grant of restricted stock units with a grant date fair value of $200,000 (rounded down to the nearest whole number of shares of stock), measured by the closing market price of a share of Common Stock on the date of grant. Dr. Williams will receive a pro-rated portion of the annual grant of restricted stock units. Pursuant to such director equity program, such restricted stock units vest immediately as of the date of grant.

The full text of the press release announcing Dr. Williams’ appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Document Description

99.1	Press release dated October 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: October 17, 2014	By:	/s/ David J. Scott
	Name:	David J. Scott
	Title:	Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press release dated October 17, 2014.